UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

December 2, 2013

Date of report (date of earliest event reported)

SP PLUS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois  60601

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 2, 2013, Standard Parking Corporation (the “Company”) changed its name to SP Plus Corporation. The name change was effected through a short-form merger pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) by merging a newly-formed wholly-owned subsidiary of the Company into the Company, with the Company remaining as the surviving corporation in the merger. Under the DGCL, the merger did not require stockholder approval and had the sole effect of amending the Company’s certificate of incorporation to reflect the new legal name of the Company. A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Secretary of State of the State of Delaware is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The merger and resulting name change do not in any way affect the ownership of the Company or otherwise affect the rights or interests of the Company’s securityholders or other stakeholders.  With the exception of the name change, there were no changes to the Company’s certificate of incorporation or bylaws.

Item 8.01.                                        Other Events.

The Company’s common stock, which is listed on the Nasdaq Global Select Market, ceased trading under the ticker symbol “STAN” at the end of the day on November 29, 2013 and, on December 2, 2013, is commencing trading under the ticker symbol “SP.”

On December 2, 2013, the Company issued a press release announcing the name and ticker symbol changes discussed above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibits.

3.1	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on November 25, 2013, effective as of December 2, 2013.

99.1	Press Release, dated December 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2013	STANDARD PARKING CORPORATION

	By:	/s/ G MARC BAUMANN
G Marc Baumann
Chief Financial Officer, Treasurer & President of Urban Operations